RESTRICTIVE COVENANTS AGREEMENT

THIS RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”), is made as of June 15, 2012, by and between TDG ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Buyer”), and PAUL J. TRAVERS, a resident of the State of New York (“Travers”).

WITNESSETH:

WHEREAS, Travers is a shareholder and the CEO of Vuzix Corporation, a Delaware corporation (“Vuzix”);

WHEREAS, contemporaneously with the execution of this Agreement, Buyer is entering into an Asset Purchase Agreement with Vuzix pursuant to which Buyer shall acquire certain assets of Vuzix (the “Asset Purchase Agreement”);

WHEREAS, Buyer has required that Travers enter into this Agreement as a condition to closing the transactions contemplated by the Asset Purchase Agreement; and

WHEREAS, Vuzix, of which Travers is a shareholder, will gain substantial benefit from the closing of the transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Travers, intending to be legally bound, do hereby agree as follows:

1.          Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

2.          Non-Competition. Until the fifth anniversary of this Agreement (the “Restricted Period”), Travers will not, directly or indirectly, on behalf of any Person, perform services or otherwise participate in, anywhere in the world, in any capacity (whether as an owner, employee, partner, independent contractor, officer, director, member, joint venturer, investor, advisor or otherwise), any business or activity that is competitive with the Business. For purposes of clarity and without limiting the generality of the foregoing, this Section 2 prohibits Travers from selling, distributing, licensing, providing, manufacturing, developing or otherwise dealing in any products or services to or for Military Organizations or Defense and Security Organizations. Notwithstanding the foregoing, ownership of less than five percent (5%) of the outstanding stock of any publicly traded company shall not, by itself, be deemed a violation of the foregoing. Furthermore, activities by Vuzix pursuant to and in accordance with Section 7.04 of the Asset Purchase Agreement shall not be deemed, in itself, a violation of this Agreement by Travers.

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3.          Non-Solicitation. During the Restricted Period and unless otherwise waived in writing by Buyer, Travers will not, directly or indirectly, and will not directly or indirectly assist any other Person to, (A) solicit, hire or engage in any capacity any employee of Buyer or any of its Affiliates (or any Person who was an employee of Buyer or any of its Affiliates within twelve (12) months preceding the date of such solicitation, hiring, or engagement) or solicit or seek to persuade any employee of Buyer or any of its Affiliates to discontinue employment with Buyer or any of its Affiliates; provided, that Travers will not be restricted from making any general solicitation for employment (in whatever form or medium) that is not specifically directed at the employees of Buyer; and provided further, that Travers will not be restricted from hiring any such employee who (1) responds to any such general solicitation or (2) contacts Travers on that employee’s own initiative, (B) call on or solicit any customer or supplier of Buyer or any of its Affiliates or any independent contractor providing services to Buyer or any of its Affiliates, provided that solicitation of and contact with a Person for the purposes of conducting the Retained Business or the Shared Business in the Ordinary Course of Business shall be permissible so long as it does not violate any other provision of this Section 3, or induce, influence or encourage any customer or supplier of Buyer or any of its Affiliates or any independent contractor providing services to Buyer or any of its Affiliates to terminate or diminish its relationship with Buyer or any of its Affiliates or (C) except with respect to the Shared Business, seek to persuade any customer or supplier of Buyer or any of its Affiliates to conduct with anyone else any business or activity that such customer or supplier conducts, conducted or could conduct with Buyer or any of its Affiliates or otherwise provide services or products to such customers or suppliers.

4.          Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 2 or 3 is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Sections 2 and 3 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Sections 2 and 3 are reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Acquired Assets and to prevent any unfair advantage conferred on Travers or Vuzix.

5.          Remedies. In addition to all of the remedies otherwise available to a party, including the recovery of damages, each party shall have the right to injunctive and equitable relief to restrain and enjoin any actual or threatened breach of any of the provisions of this Agreement, including temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such breach or threatened breach, without the necessity of posting a bond, cash or otherwise. All of a party’s remedies for the breach or threatened breach of any of the provisions of this Agreement shall be cumulative and the pursuit of one remedy shall not be deemed to exclude any and all other remedies available to such party.

6.          Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

7.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

8.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided that, Buyer may assign its rights hereunder to or for the benefit of its lenders, to any Affiliate of Buyer, or to the purchaser of all or substantially all of the assets of Buyer.

9.          Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies or Liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

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10.         Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

11.         Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies at Law or in equity including the right to specific performance.

Signatures appear on the following page.

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IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed, as of the date first above written.

TDG Acquisition Company, LLC

By:	/s/ James P. Balet
Name:	James P. Balet
Title:	Secretary

/s/ Paul J. Travers
Paul J. Travers